UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021 (January 11, 2021)

SMTC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Woodbine Avenue Markham, Ontario,		CANADA L3R 4G8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (905) 479-1810

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 11, 2021, the Company initiated a plan to expand its Chihuahua, Mexico campus and consolidate its current operations from its Fresnillo, Mexico facility. The Company expects to complete the first phase of the Chihuahua, Mexico expansion early in the first quarter of 2021, and the subsequent phases of the expansion throughout 2021. As part of this plan, the Company will incur restructuring and other charges from consolidating operations from its Fresnillo, Mexico facility of approximately $5.5 million, which includes approximately $1.5 million of non-cash accelerated asset write-downs, and $4.0 million of other cash-based expenses, including employee-related costs.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21F of the Exchange Act. Forward looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases and the negative of such words and phrases, and include statements regarding the anticipated timing and expenses related to consolidation of the Company’s Mexico operations. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, SMTC’s timing and execution of its plans to consolidate its Mexican operations and expansion of its Chihuahua campus, including the anticipated operational synergies, restructuring and other charges, required cash, and the effects of the consolidation on the Company’s profitability and shareholder returns. For these statements, SMTC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the effect of the expanded outbreak of the COVID-19 pandemic on the economy generally and on SMTC, its operations, fluctuations in demand for customers’ products and changes in customers’ product sources, disruptions to the supply chain, availability of labor resources, delivery logistics, component shortages, availability of credit or lending facilities, challenges of managing quickly expanding operations, competition in the electronics manufacturing services industry, changes in regulations and guidance from federal, state and local governments and public health officials, ability to achieve operational synergies and effectively manage restructuring charges and other costs associated with consolidation of the Company’s Mexico operations.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the SEC on March 13, 2020, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2020, June 28, 2020 and September 27, 2020, filed with the SEC on May 7, 2020, August 6, 2020 and November 5, 2020, respectively. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s stockholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMTC CORPORATION

Date: January 15, 2021	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer

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